Exhibit 99

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, April 24, 2013

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended March 31, 2013.  The dividend will be payable to stockholders of record as of May 17, 2013 and is expected to be paid on May 24, 2013.  The Company has 7,313,758 shares of common stock outstanding.

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